EXHIBIT 10.2

ASSUMPTION AGREEMENT

THIS AGREEMENT is made effective as of the 23nd day of February, 2010.

AMONG:

NEXAIRA WIRELESS INC., a Nevada corporation, having an
address at 1404 – 510 West Hastings Street, Vancouver, British Columbia,

 Canada V6B 1L8

 (“Pubco”)

AND:

NEXAIRA INC., an Alberta corporation, having an address c/o 1404 – 510
West Hastings Street, Vancouver, British Columbia, Canada V6B 1L8

(“Priveco”)

AND:

0793296 BC LTD., a British Columbia corporation, having an address at
1404 – 510 West Hastings Street, Vancouver, British Columbia, Canada
V6B 1L8

(the “Debt Holder”)

WHEREAS:

A.           Priveco is indebted to the Debt Holder pursuant to a convertible debenture issued in favour of the Debt Holder dated June 19, 2007 (the “Priveco Debenture”), in the principal sum of US$350,000 in United States currency;

B.            Priveco is a wholly-owned subsidiary of Pubco;

D.           Priveco has agreed to assign, and Pubco has agreed to assume, Priveco’s liability and obligation to repay US$350,000 of the principal amount of the Priveco Debenture (the “Assumed Amount”) to the Debt Holder; and

D.           The Debt Holder wishes to enter into this Agreement, based on the terms set forth herein, to consent to the Assumption.

THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged by each of the parties hereto) the parties hereto covenant and agree as follows:

1.             ASSIGNMENT

1.1           Priveco does hereby transfer, assign and set over unto Pubco all of the debts, liabilities, obligations related to the Assumed Amount due or hereafter due to the Debt Holder.

2.             ASSUMPTION

2.1           Pubco does hereby assume all debts, liabilities and obligations of Priveco related to the Assumed Amount due or hereafter due to the Debt Holder.

3.             CONVERSION

3.1           Upon the demand of the Debt Holder, Pubco will issue 700,000 units at US$0.50 per unit  in settlement of the debt totalling $350,000 in full satisfaction and settlement of the Assumed Amount. Each unit is comprised of one common share and one common share purchase warrant. Each non-transferable warrant entitles the Debt Holder to purchase one additional share of common stock at a price of $1.00 per share until February 23, 2012.

4.             CONSENT

4.1           The Debt Holder hereby consents to the Assumption of the Assumed Amount.

4.2           The Debt Holder hereby agrees to cancel the Priveco Debenture, subject to the delivery of the Replacement Debenture pursuant to which Priveco will remain wholly liable and responsible for the Remaining Indebtedness.

5.             REPRESENTATIONS AND WARRANTIES OF THE DEBT HOLDER

5.1           The Debt Holder represents and warrants that all of the representations and warranties contained in Section 4 of the Exchange Agreement and Schedule 3 – Certificate of Non-U.S. Shareholder thereto, each as executed by the Debt Holder, are true and accurate with respect to all securities to be issued in connection with the Assumption as of the date of this Agreement.

6.             INDEMNITY

6.1           Priveco hereby covenants and agrees that he will indemnify and save harmless Pubco against all costs, damages, liabilities, charges, expenses and claims made from and after the date of this Agreement by the Debt Holder with respect to matters arising out of the Priveco Debenture and the Replacement Debenture.

7.             FURTHER ASSURANCES

7.1           Each of the parties hereto will do any and all such acts and will execute any and all such documents as may reasonably be necessary from time to time to give full force and effect to the provisions and intent of this Agreement.

8.             GENERAL PROVISIONS

8.1           This Agreement shall be governed by and construed in accordance with the laws of British Columbia and the laws of Canada applicable therein.

8.2           The invalidity or unenforceability of any particular provision of this Agreement shall not affect or limit the validity or enforceability of the remaining provisions of this Agreement.

8.3           Time is of the essence of this Agreement.

8.4           This Agreement will be binding upon and will enure to the benefit of the parties hereto and their respective successors and assigns.

8.5           This Agreement is the whole agreement between the parties hereto in respect of the Assumption contemplated hereby and there are no warranties, representations, terms, conditions, or collateral agreements expressed or implied, statutory or otherwise, other than expressly set forth in this Agreement.

8.6           This Agreement may be executed in several counterparts, each of which will be deemed to be an original and all of which will together constitute one and the same instrument.

8.7           Delivery of an executed copy of this Agreement by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Agreement as of the date set forth on page one of this Agreement.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

NEXAIRA WIRELESS INC.

Per:	/s/ Mark Sampson
Authorized Signatory
Name: Mark Sampson
Title: President, Chief Executive Officer and Director

NEXAIRA, INC.

Per:	/s/ Mark Sampson
Authorized Signatory
Name: Mark Sampson
Title: President, Chief Executive Officer and Director

0793296 BC LTD.

Per:	/s/ Ralph Proceviat
Authorized Signatory
Name: Ralph Proceviat
Title: President and Director